Exhibit 4.2

PennyMac Corp.

as Issuer

PennyMac Mortgage Investment Trust

as Guarantor

and

The Bank of New York Mellon Trust Company, N.A.

as Trustee

Second Supplemental Indenture

Dated as of November 7, 2019

to the Senior Debt Indenture

Dated as of April 30, 2013

5.50% Exchangeable Senior Notes due 2024

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ARTICLE 8

SUPPLEMENTAL INDENTURES
Section 8.01	Supplemental Indentures Without Consent of Holders	61
Section 8.02	Supplemental Indentures With Consent of Holders	61
Section 8.03	Notice of Amendment or Supplement	63
ARTICLE 9

CONSOLIDATION, MERGER AND SALE OF ASSETS
Section 9.01	Consolidation, Merger and Sale of Assets	63
Section 9.02	Company and Guarantor May Consolidate, Etc. on Certain Terms	63
Section 9.03	Successor Company to Be Substituted	64
Section 9.04	Opinion of Counsel to Be Given to Trustee	65
ARTICLE 10

PARENT GUARANTEE
Section 10.01	Applicability of Article 16 of the Base Indenture	65
ARTICLE 11

MISCELLANEOUS
Section 11.01	Effect on Successors and Assigns	65
Section 11.02	Governing Law	65
Section 11.03	No Security Interest Created	65
Section 11.04	Benefits of Supplemental Indenture	65
Section 11.05	Calculations	66
Section 11.06	Execution in Counterparts	66
Section 11.07	Notices	66
Section 11.08	Ratification of Base Indenture	66
Section 11.09	The Trustee	66
Section 11.10	No Recourse Against Others	67

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SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 7, 2019, among PennyMac Corp., a Delaware corporation (the “Company”), PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Guarantor”), and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Senior Debt Indenture dated as of April 30, 2013, among the Company, the Guarantor and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS

WHEREAS, the Company and the Guarantor executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured senior debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 901(7) of the Base Indenture provides for the Company, the Guarantor and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Section 301 of the Base Indenture;

WHEREAS, the Board of Directors and the Board of Trustees have duly adopted resolutions authorizing the Company and the Guarantor, respectively, to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 5.50% Exchangeable Senior Notes due 2024 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Guarantor has authorized its Guarantee of the Securities, the form and substance of such Guarantee and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company and the Guarantor have requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, and (iii) the Guarantee, when executed by the Guarantor, the valid obligation of the Guarantor have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the Guarantor and the equal and proportionate benefit of all Holders, as follows:

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ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company and the Guarantor with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company or the Guarantor with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall, with respect to the Securities and the Guarantee, supersede any corresponding provisions in the Base Indenture.  Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and the Guarantee and govern the rights of the Holders of the Securities and the obligations of the Company, the Guarantor and the Trustee with respect thereto.

Section 1.02Definitions.  For all purposes of this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(i)the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(ii)all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Additional Shares” has the meaning specified in Section 4.06(a) hereof.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture.

“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 4.01(b)(2) hereof.  Initially, the “Bid Solicitation Agent” means the Company.

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“Board of Trustees” means the board of trustees of the Guarantor or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity.

“Cash Settlement” shall have the meaning provided in Section 4.03(a).

“Clause A Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 4.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 4.04(c) hereof.

“Close of Business” means 5:00 p.m. New York City time.

“Combination Settlement” shall have the meaning provided in Section 4.03(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers, trustees or others that will control the management or policies of such Person.

“Common Shares” means, subject to Section 4.07, the common shares of beneficial interest, $0.01 par value per share, of the Guarantor authorized at the date of this Supplemental Indenture as originally executed or shares of beneficial interest of any class or series resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class or series, the shares so issuable on exchange of Securities shall include shares of all such classes or series, and the shares of each such class or series then so issuable shall be substantially in the proportion which the total number of shares of such class or series resulting from all such reclassifications bears to the total number of shares of all such classes or series resulting from all such reclassifications.  “Common Shares” includes any shares of beneficial interest of any class or series of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

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“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity.

“Daily Exchange Value” means, for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, 1/30th of the product of (i) the Exchange Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” has the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(1)cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 30 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Exchange Value for such VWAP Trading Day; and

(2)if the Daily Exchange Value on such VWAP Trading Day exceeds the Daily Measurement Value, a number of Common Shares equal to (i) the difference between the Daily Exchange Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 30 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “PMT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one Common Share on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“DTA” has the meaning specified in Section 4.04(d) hereof.

“Effective Date” has the meaning specified in Section 4.06(c) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 101 of the Base Indenture, specified in Section 6.02 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Exchange Agent” means the office or agency designated by the Company where Securities may be presented for exchange.

“Exchange Date” has the meaning specified in Section 4.02(b) hereof.

“Exchange Notice” has the meaning specified in Section 4.02(b)(1) hereof.

“Exchange Price” means, in respect of each Security, as of any date, $1,000 divided by the Exchange Rate in effect on such date.

“Exchange Rate” means initially 40.1010 Common Shares per $1,000 principal amount of Securities, subject to adjustment as set forth herein.

“Expiration Date” has the meaning specified in Section 4.04(e) hereof.

“Ex‑Dividend Date” means the first date on which Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question from the Guarantor or, if applicable, from the seller of Common Shares on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1)any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act), other than the Company, the Guarantor or one of the Guarantor’s other majority‑owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d‑3 under the Exchange Act, of the Guarantor’s Common Equity representing more than 50% of the voting power of the Guarantor’s Common Equity;

(2)the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Guarantor and another Person (other than any of the Guarantor’s Subsidiaries), in each case pursuant to which the Common Shares shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Guarantor’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result

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of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Guarantor’s jurisdiction of formation or to form a holding company for the Guarantor and that results in a share exchange or reclassification or similar exchange of the outstanding Common Shares solely into common shares of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the Guarantor’s assets and its Subsidiaries, on a consolidated basis, to another Person (other than any of the Guarantor’s wholly-owned Subsidiaries);

(3)the Guarantor’s shareholders approve any plan or proposal for the liquidation or dissolution of the Guarantor (other than in a transaction described in clause (2) above);

(4)the Common Shares cease to be listed on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors); or

(5)the Guarantor (or any successor thereto permitted pursuant to the terms of the Indenture) ceases to directly or indirectly control the Company;

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Shares (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of common stock or common equity interests that are traded on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become exchangeable for such Publicly Traded Securities, excluding cash payments for fractional shares, such event shall not be a “Fundamental Change.”

“Fundamental Change Company Notice” has the meaning specified in Section 3.02(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.02(a)(1) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.02(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a)(1) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.02(a) hereof.

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“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depository or its nominee, including the notation of the Guarantee thereon, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Guarantor” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article 9, shall include its successors and assigns.

“Holder” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.

“Indenture” means, notwithstanding anything to the contrary in Section 101 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Initial Purchasers” means the initial purchasers named on Schedule A to the Purchase Agreement.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 101 of the Base Indenture, each May 1 and November 1 of each year, beginning on May 1, 2020.

“Issue Date” means, with respect to the Securities, November 7, 2019.

“Last Reported Sale Price” of the Common Shares for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Shares are traded.  If the Common Shares are not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Shares in the over‑the‑counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization selected by the Company.  If the Common Shares are not so quoted, the “Last Reported Sale Price” will be the average of the mid‑point of the last bid and last ask prices for the Common Shares on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.  Any such determination will be conclusive absent manifest error.

“Make‑Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (x)(i) of clause (2) of the definition thereof.

“Market Disruption Event” means: (1) a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or (2) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Shares for more than one half-hour period in the aggregate during regular trading hours of any

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suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Common Shares or in any option contracts or futures contracts relating to the Common Shares.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, November 1, 2024.

“Measurement Period” has the meaning specified in Section 4.01(b)(2) hereof.

“Notice of Default” has the meaning, notwithstanding anything to the contrary in Section 101 of the Base Indenture, specified in Section 6.02(f) hereof.

“Observation Period” with respect to any Security surrendered for exchange means:

(1) if the relevant Exchange Date occurs prior to August 1, 2024, the 30 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Exchange Date; and

(2)if the relevant Exchange Date occurs on or after August 1, 2024, the 30 consecutive VWAP Trading Day period beginning on, and including, the 31st Scheduled Trading Day immediately preceding the Maturity Date.

“Offering Memorandum” means the Preliminary Offering Memorandum of the Company, dated November 4, 2019, as supplemented by the related pricing term sheet dated November 4, 2019, in each case relating to the offering and sale of the Securities.

“Open of Business” means 9:00 a.m. New York City time.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Securities on behalf of the Company.

“Physical Securities” means any non‑Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Physical Settlement” shall have the meaning provided in Section 4.03(a).

“Publicly Traded Securities” has the meaning specified in this Section 1.02.

“Purchase Agreement” means the Purchase Agreement, dated November 4, 2019, by and among the Company, the Guarantor, PennyMac Operating Partnership, L.P., a Delaware limited partnership and the operating partnership of the Guarantor, and PNMAC Capital Management, LLC, a Delaware limited liability company and the manager of the Guarantor, and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC as representatives of the several Initial Purchasers.

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“Regular Record Date” means, with respect to any Interest Payment Date, the April 15 (whether or not a Business Day) or the October 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reference Property” has the meaning specified in Section 4.07(a) hereof.

“Relevant Stock Exchange” means the New York Stock Exchange, or, if the Common Shares are not then listed on the New York Stock Exchange, the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or if the Common Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which Guarantor’s common shares are then listed or admitted for trading.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Shares entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Trustees, statute, contract or otherwise).

“Reorganization Event” has the meaning specified in Section 4.07(a) hereof.

“Reorganization Event Common Stock” has the meaning specified in Section 4.07(d)(1) hereof.

“Reorganization Event Valuation Period” has the meaning specified in Section 4.07(e)(2) hereof.

“Reporting Event of Default” has the meaning specified in Section 6.04(a) hereof.

“Restricted Securities” has the meaning specified in Section 2.03(e) hereof.

“Restrictive Legend” means the restrictive legend substantially in the form set forth in Exhibit A hereto.

“Rule 144A” means Rule 144A as promulgated under the Securities Act as it may be amended from time to time hereafter.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Shares are listed or admitted for trading.  If the Common Shares are not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended.

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“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 101 of the Base Indenture.

“Settlement Amount” has the meaning specified in Section 4.03(a)(3) hereof.

“Settlement Method” means, with respect to any exchange of Securities, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Significant Subsidiary” means, with respect to any Person, a Subsidiary of such Person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1‑02 of Regulation S‑X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Specified Dollar Amount” means, with respect to any exchange of Securities, the maximum cash amount per $1,000 principal amount of Securities to be received upon exchange as specified by the Company (or deemed specified) in the notice specifying the Company’s chosen Settlement Method.

“Spin‑Off” has the meaning specified in Section 4.04(c) hereof.

“Stock Price” has the meaning specified in Section 4.06(c) hereof.

“Successor Company” has the meaning specified in Section 9.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act, if applicable, that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Supplementary Interest” has the meaning specified in Section 6.04(c) hereof.

“Trading Day” means a day on which (i) trading in the Common Shares generally occurs on The New York Stock Exchange or, if the Common Shares are not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Shares are then listed or, if the Common Shares are not then listed on a U.S. national or regional securities exchange, in the principal other market on which the Common Shares are then traded, and (ii) a Last Reported Sale Price for Common Shares is available on such securities exchange or market on such day.  If the Common Shares (or other security for which a Last Reported Sale Price must be determined) is not so listed or traded, “Trading Day” means a “Business Day.”

“Trading Price” of the Securities on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000

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principal amount of Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected for this purpose by the Company; provided, that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Securities from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of Common Shares and (ii) the applicable Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the trading price per $1,000 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Last Reported Sale Price of Common Shares and (ii) the applicable Exchange Rate on each Trading Day of such failure.

“Trigger Event” has the meaning specified in Section 4.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“U.S.” or “United States” means the United States of America.

“Valuation Percentage” has the meaning specified in Section 4.07(e)(1) hereof.

“Valuation Period” has the meaning specified in Section 4.04(c) hereof.

“VWAP Trading Day” means a day on which: (1) there is no Market Disruption Event; and (2) trading in the Common Shares generally occurs on the Relevant Stock Exchange. If the Common Shares are not so listed or admitted for trading on any Relevant Stock Exchange, “VWAP Trading Day” means a “Business Day.”

Section 1.03References to Interest.  Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 6.04.  Any express mention of the payment of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

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ARTICLE 2

THE SECURITIES

Section 2.01Title and Terms; Payments.

(a)Establishment; Designation.  Pursuant to Section 301 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “5.50% Exchangeable Senior Notes due 2024.”

(b)Initial Issuance.  Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $200,000,000 (or up to $230,000,000 if the Initial Purchasers exercise their option granted pursuant to the Purchase Agreement to purchase additional Securities in full).  In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 303 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or exchange of Securities pursuant to Sections 304, 305 and 306 of the Base Indenture and Sections 3.06 and 4.02 hereof.

(c)Further Issues.  The Company may, without notice to or the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, however, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for United States federal income tax purposes.  Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)Purchases.  The Company, the Guarantor and their Subsidiaries and Affiliates may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders.  Notwithstanding the foregoing, (i) any Security that is repurchased or owned by any Affiliate of the Company may not be resold by such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Security no longer being a “restricted security” (as defined under Rule 144 under the Securities Act); and (ii) the Company shall cause any Security that is repurchased or owned by the Company to be surrendered to the Trustee for cancellation in accordance with Section 309 of the Base Indenture.

(e)Denominations.  Pursuant to Sections 301 and 302 of the Base Indenture, the Securities will be issued only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Section 2.02Forms.

(a)In General.  Pursuant to Section 201 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions,

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omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 305 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto.  Each Security will also bear the notation of the Guarantee and include the Form of Notice of Exchange, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of the Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and control.

(b)Initial and Subsequent Form of Securities.  The Company hereby initially appoints The Depository Trust Company as the Depository for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co. as nominee of the Depository, and (ii) delivered to the Trustee as custodian for the Depository.

So long as the Securities are eligible for book‑entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)Global Securities.  Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the

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direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby.  None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co. or such other person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03Transfer and Exchange; Restrictive Legends; Transfer Restrictions.

(a)In General.  Notwithstanding anything to the contrary in Article 3 of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof (unless the related Fundamental Change Purchase Notice is withdrawn in accordance with the provisions of Section 3.04) or for exchange in accordance with Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be written instrument of transfer satisfactory to the Company and the Security Registrar.

At such time as all interests in a Global Security have been purchased, exchanged in accordance with Article 4 hereof, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian for the Global Security.  At any time prior to such cancellation, if any interest in a Global Security is purchased, exchanged in accordance with Article 4 hereof, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)Global Securities.  Notwithstanding anything to the contrary in Section 305 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by

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the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c)Holders Deemed Owners.  Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 307 of the Base Indenture) on such Security, in connection with a Fundamental Change, upon any exchange and for all other purposes whatsoever, including delivery of cash and/or Common Shares on exchange, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 305 of the Base Indenture:

(1)Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Company that the Depository is unwilling, unable or no longer permitted under applicable law to continue to act as Depository, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depository within 90 days after receiving notice from the Depository.

(2)If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(3)If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A)each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under the Indenture.

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In the case of an exchange for Physical Securities under clause (2) above:

(A)the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depository;

(B)the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture; and

(C)the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)the Company, in accordance with Section 303 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 303 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under the Indenture and any applicable law; and

(C)the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged.  If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for

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cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository.

(d)Physical Securities.  Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 305 of the Base Indenture.

(e)Restrictive Legends; Transfer Restrictions.  Every Security that bears or is required under this Section 2.03(e) to bear the Restrictive Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.03(e) (including those set forth in the Restrictive Legend), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.03(e), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Any certificate evidencing the Securities and the Common Shares issuable upon exchange therefor (in each case whether originally issued or later issued in exchange therefor or in substitution thereof) shall bear the Restrictive Legend except as provided below.

No transfer of any Restricted Security will be registered by the Security Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Security as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provisions of this Section 2.03, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the Restrictive Legend and shall not be assigned a restricted CUSIP number.  The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Security as to which such restrictions on transfer shall have expired in accordance with their terms for exchange, and, upon such instruction, the Custodian shall so surrender such Global Security for exchange; and any new Global Security so exchanged therefor shall not bear the Restrictive Legend and shall not be assigned a restricted CUSIP number.  The Company shall promptly notify the Trustee upon the occurrence of the expiration of the restrictions on transfer.  In addition, any certificate for Common Shares bearing the Restrictive Legend as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such certificate for exchange to the transfer agent of the Common Shares, be exchanged for a new certificate for the same number of Common Shares without a Restrictive Legend, and the Company and Guarantor shall cause such transfer agent to comply with the foregoing.

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Section 2.04Payments on the Securities.

(a)In General.  Each Security will accrue interest at a rate equal to 5.50% per annum from the most recent date on which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date.  Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date for such Security, and subject to the provisions of Article 4 hereof, any Exchange Date for such Security.  Interest on any Security will be payable semi‑annually in arrears on each Interest Payment Date, beginning May 1, 2020, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date.  As provided in Section 310 of the Base Indenture, interest will be computed on the basis of a 360‑day year comprised of twelve 30‑day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.  Pursuant to Section 6.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date or Fundamental Change Purchase Date or any Exchange Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

(b)Method of Payment.  The Company will pay the principal of, the Fundamental Change Purchase Price for, and any cash in lieu of fractional shares due as part of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in the borough of Manhattan in The City of New York, New York, prior to 10:00 a.m. on the relevant payment date.  The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Purchase Price for, and any cash in lieu of fractional shares due as part of the Settlement Amount

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with respect to, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)Defaulted Payments.  The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 307 of the Base Indenture.

ARTICLE 3

REDEMPTIONS AND PURCHASES

Section 3.01Amendments to the Base Indenture.

(a)No Redemption.  Article 11 of the Base Indenture shall not apply with respect to the Securities.

(b)No Sinking Fund.  Article 12 of the Base Indenture shall not apply with respect to the Securities.

(c)Article 13 of the Base Indenture.  Article 13 of the Base Indenture shall not apply with respect to the Securities.

Section 3.02Purchase at Option of Holders upon a Fundamental Change.

(a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining principal amount of each Security that is not purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 calendar days or more than 35 calendar days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date.

Purchases of Securities under this Section 3.02 shall be made, at the option of the Holder thereof, upon:

(1)if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

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(2)if the Securities to be purchased are Global Securities, delivery of the Securities, by book‑entry transfer, in compliance with the Applicable Procedures of the Depository and the satisfaction of any other requirements of the Depository in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1)if certificated, the certificate numbers of such Securities;

(2)the portion of the principal amount of such Securities, which must be such that the principal amount that is not to be purchased of each Security that is not to be purchased in full equals $1,000 or an integral multiple of $1,000 in excess thereof; and

(3)that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and the Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.04.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depository for providing notices.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s or the Guarantor’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(1)the events causing the Fundamental Change;

(2)the effective date of the Fundamental Change;

(3)the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4)the Fundamental Change Purchase Price;

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(5)the Fundamental Change Purchase Date;

(6)the name and address of the Paying Agent and the Exchange Agent, if applicable;

(7)the applicable Exchange Rate and any adjustments to the applicable Exchange Rate;

(8)that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture;

(9)that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and

(10)the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.02.

(c)Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.02 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities).  The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book‑entry transfer of the Securities in compliance with the procedures of the Depository, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

(d)Notwithstanding anything to the contrary to the foregoing, the Company will not be required to purchase, or to make an offer to purchase, the Securities upon a Fundamental Change if a third party makes the offer in the manner, at the times, and otherwise in compliance with the requirements set forth in this Section 3.02 applicable to an offer by the Company to purchase the Securities upon a Fundamental Change, and such third party purchases all Securities validly tendered and not withdrawn upon such offer in the manner and otherwise in compliance with such requirements.

Section 3.03Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.02, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04) thereafter be entitled to receive solely the Fundamental Change Purchase Price in

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cash with respect to such Security (and subject to Section 3.02(a) any portion of the Fundamental Change Purchase Price representing any previously accrued and unpaid interest on such Security).  Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.02, subject in each case to extensions to comply with applicable law.

Section 3.04Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1)the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2)if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3)the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $1,000 or an integral multiple of $1,000 in excess thereof;

provided, however, that if the Securities are Global Securities, the Holder thereof must comply with Applicable Procedures of the Depository for withdrawal.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.04.

Section 3.05Deposit of Fundamental Change Purchase Price.  Prior to 10:00 a.m. New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company, the Guarantor or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then, with respect to the Securities that have been properly surrendered for purchase and have not been validly withdrawn as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue on such Securities on the Fundamental Change Purchase Date or any applicable extension thereof (whether or not book‑entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the

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Holders with respect to such Securities will terminate on the Fundamental Change Purchase Date  (other than (x) the right to receive the Fundamental Change Purchase Price and (y) if the Fundamental Change Purchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder of record on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Purchase Date).

Section 3.06Securities Purchased in Whole or in Part.  Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased and having a notation of the Guarantee of the Guarantor endorsed thereon.

Section 3.07Covenant To Comply with Applicable Laws upon Purchase of Securities.  In connection with any offer to purchase Securities under Section 3.02, the Company shall, in each case if required by law, (i) comply with Rule 13e‑4, Rule 14e‑1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all U.S. federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.02 to be exercised in the time and in the manner specified in Section 3.02.

Section 3.08Repayment to the Company.  To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.05 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

Exchange

Section 4.01Right To Exchange.

(a)Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to exchange its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not exchanged in full equals $1,000 or an integral multiple of $1,000 in excess thereof, for the Settlement Amount determined in accordance with Section 4.03(a) hereof, (x) prior to the Close of Business on the Business Day immediately preceding August 1, 2024, only upon satisfaction of one or more of the conditions described in Section 4.01(b) hereof, and (y) on or after August

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1, 2024, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)

(1)Prior to the Close of Business on August 1, 2024, a Holder may surrender all or any portion of its Securities for exchange at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2019 (and only during such calendar quarter), if the Last Reported Sale Price of Common Shares for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 110% of the applicable Exchange Price on each applicable Trading Day.

(2)Prior to the Close of Business on the Business Day immediately preceding August 1, 2024, a Holder may surrender all or any portion of its Securities for exchange at any time during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this subsection (b)(2) for each Trading Day of the Measurement Period was less than 98% of the product of (x) the Last Reported Sale Price of the Common Shares and (y) the applicable Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(2) and the definition of “Trading Price” set forth in this Indenture. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price of the Securities) unless a Holder of a Security provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the applicable Exchange Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine or, if the Company is the Bid Solicitation Agent, the Company shall determine the Trading Price per $1,000 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Shares on such Trading Day and (y) the applicable Exchange Rate on such Trading Day. Whenever the condition to exchange set forth in this subsection (b)(2) has been met, the Company will so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee). If, at any time after the condition to exchange set forth in this subsection (b)(2) has been met, the Trading Price per $1,000 principal amount of Securities is greater than or equal to 98% of the product of (x) the Last Reported Sale Price of the Common Shares and (y) the applicable Exchange Rate for such date, the Company will so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) promptly. The Company will initially act as Bid Solicitation Agent.

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(3)If, prior to the Close of Business on the Business Day immediately preceding August 1, 2024, the Company elects to:

(A)issue to all or substantially all holders of the Common Shares any rights, options or warrants entitling them for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Common Shares at a price per share that is less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance (taking into account any consideration received by the Company as described in Section 4.04(b)); or

(B)distribute to all or substantially all holders of the Common Shares the Company’s assets, securities or rights to purchase the Company’s securities, which distribution has a per share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the date of announcement for such distribution, then, in either case, the Company must notify the Holders at least 35 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender all or any portion of their Securities for exchange at any time until the earlier of 5:00 p.m., New York City time, on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and the Company’s announcement that such issuance or distribution will not take place, even if the Securities are not otherwise exchangeable at such time. Holders of the Securities will not, however, have the right to exchange pursuant to this subsection (b)(3) if they participate, at the same time and upon the same terms, as holders of Common Shares in any of the transactions described above without having to exchange their Securities as if they held a number of shares of the Common Shares equal to the applicable Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such holder on the Ex-Dividend Date for such issuance or distribution.

(4)If (A) a Fundamental Change or a Make-Whole Fundamental Change occurs prior to the Close of Business on the Business Day immediately preceding August 1, 2024, regardless of whether a Holder has the right to require the Company to purchase the Securities as described under Article 3, or (B) the Company is a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of its assets (other than a merger effected solely to change the Company’s jurisdiction of incorporation that does not otherwise constitute a Fundamental Change or a Make-Whole Fundamental Change), in each case, pursuant to which the Common Shares would be exchanged into cash, securities or other assets, all or any portion of a Holder’s Securities may be surrendered for exchange at any time from or after the effective date of the transaction or event until 35 Trading Days after such effective date or, if such transaction or event also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date. The Company will notify the Holders, the Trustee

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and the Exchange Agent (if other than the Trustee) no later than the effective date of such transaction or event.

(c)Notwithstanding any other provision of the Securities or the Indenture, no Holder of Securities will be entitled to receive Common Shares following exchange of such Securities to the extent that receipt of such Common Shares would cause such Holder to exceed the ownership limits contained in the Guarantor’s declaration of trust, unless such Holder has been exempted from such restrictions in the sole discretion of the Board of Trustees and in accordance with the Guarantor’s declaration of trust, or violate the other restrictions on ownership and transfer of the Guarantor’s Capital Stock contained in the Guarantor’s declaration of trust.

(d)If any delivery of Common Shares owed to a Holder upon exchange of Securities is not made, in whole or in part, as a result of the limitations described in Section 4.01(c), the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such Common Shares as promptly as practicable after any such exchanging Holder gives notice to the Company that such delivery would not result in it being the beneficial or constructive owner of more than 9.8% (by vote or value, whichever is more restrictive) of outstanding Common Shares, or 9.8% (by vote or value, whichever is more restrictive) of the Guarantor’s outstanding shares of Capital Stock at such time.

Section 4.02Exchange Procedures

(a)Each Security shall be exchangeable at the office of the Exchange Agent and, if applicable, in accordance with the Applicable Procedures of the Depository.

(b)To exercise the exchange privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for exchange pursuant to the Depository’s book‑entry exchange program, furnish appropriate endorsements and transfer documents if required by the Company or the Exchange Agent, and pay the funds, if any, required by Section 4.02(f) and any taxes or duties if required pursuant to Section 4.02(g), and the Exchange Agent must be informed of the exchange in accordance with the customary practice of the Depository.

To exercise the exchange privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1)complete and manually sign an exchange notice in the form set forth in the Form of Notice of Exchange (the “Exchange Notice”) or a facsimile of the Exchange Notice;

(2)deliver the Exchange Notice, which is irrevocable, and the original Security to the Exchange Agent;

(3)if required, furnish appropriate endorsements and transfer documents;

(4)if required, make any payment required under Section 4.02(f); and

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(5)if required, pay all transfer or similar taxes as set forth in Section 4.02(g).

If, upon exchange of a Security, any Common Shares are to be issued to a person other than the Holder of such Security, the related Exchange Notice shall include such other person’s name and address.

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be exchanged unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.04 hereof prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which exchange of such Security is not otherwise prohibited under this Supplemental Indenture shall be the “Exchange Date” with respect to such Security.

Each exchange shall be deemed to have been effected as to any such Securities surrendered for exchange at the Close of Business on the applicable Exchange Date; provided however, that the person in whose name any Common Shares shall be issuable upon exchange will become the holder of record of such shares as of the close of business on: (1) the Exchange Date, if the Company elects Physical Settlement or (2) the last VWAP trading day of the relevant observation period, if the Company elects or is deemed to elect Combination Settlement.   At the Close of Business on the Exchange Date for a Security, the exchanging Holder shall no longer be the Holder of such Security; provided, however, that (a) the exchanging Holder shall have the right to receive the Settlement Amount due upon exchange and (b) in the case of an exchange between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 4.03(c), subject to Section 4.02(f).

Subject to the next paragraph and the provisions of Section 4.06(b) and Section 4.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of its exchange obligation no later than:

(i) the second Business Day immediately following the relevant Exchange Date, if the Company elects Physical Settlement; or

(ii) the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to elect Combination Settlement.

If any Common Shares are due to exchanging Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depository, as the case may be, for the full number of Common Shares to which such Holder shall be entitled in satisfaction of the Company’s exchange obligation.

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(c)Endorsement.  Any Securities surrendered for exchange shall, unless Common Shares issuable on exchange are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)Physical Securities.  If any Securities in a denomination greater than $1,000 shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Securities and having a notation of the Guarantee of the Guarantor endorsed thereon.

(e)Global Securities.  Upon the exchange of a beneficial interest in Global Securities, the Exchange Agent shall make a notation in its records as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any exchanges of Securities effected through any Exchange Agent other than the Trustee.

(f)Interest Due Upon Exchange.  If a Holder exchanges a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will be payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Exchange Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Security.

(g)Taxes Due upon Exchange.  If a Holder exchanges a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any Common Shares upon the exchange, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 4.03Settlement Upon Exchange.

(a)Subject to this Section 4.03, Section 4.06(b) and Section 4.07(a), upon exchange of any Security, the Company shall, at its election, pay or deliver, as the case may be, to the exchanging Holder, in full satisfaction of its exchange obligation, solely cash (“Cash Settlement”), solely Common Shares, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with Section 4.03(c) (“Physical Settlement”), or a combination of cash and Common Shares, together with cash, if applicable, in lieu of delivering any fractional Common Share in accordance with Section 4.03(c) (“Combination Settlement”), as set forth in this Section 4.03.

(1)All exchanges for which the relevant Exchange Date occurs on or after August 1, 2024 shall be settled using the same Settlement Method (including the same

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relative proportion of cash and/or shares of the Common Shares). Except for any exchanges for which the relevant Exchange Date occurs on or after August 1, 2024, the Company will use the same Settlement Method (including the same relative proportion of cash and/or shares of the Common Shares) for all exchanges with the same Exchange Date, but the Company will not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(2)If the Company elects a Settlement Method, the Company shall deliver notice to Holders so exchanging through the Exchange Agent of such Settlement Method the Company has selected no later than the close of business on the Trading Day immediately following the related Exchange Date (or in the case of any exchanges for which the relevant Exchange Date occurs on or after August 1, 2024, no later than August 1, 2024). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Exchange Date and the Company shall be deemed to have elected Combination Settlement in respect of its exchange obligation, and the Specified Dollar Amount per $1,000 principal amount of Securities shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any exchange but does not timely notify the Exchange Agent of the Specified Dollar Amount per $1,000 principal amount of Securities, the Specified Dollar Amount shall be deemed to be $1,000.

(3)The cash, Common Shares or combination of cash and Common Shares payable or deliverable by the Company in respect of any exchange of Securities (the “Settlement Amount”) shall be computed by the Company as follows:

(A)if the Company elects to satisfy its exchange obligation in respect of such exchange by Physical Settlement, the Company shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Securities being exchanged a number of Common Shares equal to the Exchange Rate on the Exchange Date (plus cash in lieu of any fractional Common Share issuable upon exchange);

(B)if the Company elects to satisfy its exchange obligation in respect of such exchange by Cash Settlement, the Company shall pay to the exchanging Holder in respect of each $1,000 principal amount of Securities being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 30 consecutive VWAP Trading Days during the related Observation Period; and

(C)if the Company elects (or is deemed to have elected) to satisfy its exchange obligation in respect of such exchange by Combination Settlement, the Company shall pay or deliver, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Securities being exchanged a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional Common Share issuable upon exchange).

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If more than one Security shall be surrendered for exchange at any one time by the same Holder, the exchange obligation with respect to such Securities shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered.

(4)The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional Common Share, the Company shall notify the Trustee and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Exchange Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional Common Shares. The Trustee and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)Fractional Shares.  The Company shall not issue any fractional Common Shares upon exchange of the Securities and shall instead pay cash in lieu of any fractional Common Share issuable upon exchange in an amount based on (i) the Daily VWAP on the relevant Exchange Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to elect Combination Settlement. For each Security surrendered for exchange, if the Company has elected (or is deemed to elect) Combination Settlement, the full number of shares that shall be issued upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

(c)Settlement of Accrued Interest and Deemed Payment of Principal.  If a Holder exchanges a Security, the Company will not adjust the Exchange Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the Common Shares and any cash amount for which a Security is exchangeable will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Exchange Date; provided, however, that if a Holder exchanges a Security after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date (provided the Holder makes the interest payment upon exchange if so required by Section 4.02(f)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to an exchanged Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Shares issued on exchange of such Holder’s Securities if the applicable Exchange Date is after the record date for such dividend or distribution.

(d)Notices.  Whenever an Exchange Date occurs with respect to a Security, the Exchange Agent will, as promptly as possible, and in no event later than the Business Day

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immediately following such Exchange Date, deliver to the Company and the Trustee, if it is not then the Exchange Agent, notice that an Exchange Date has occurred, which notice will state such Exchange Date, the principal amount of Securities exchanged on such Exchange Date and the names of the Holders that exchanged Securities on such Exchange Date.

Section 4.04Adjustment of Exchange Rate.  The Exchange Rate will be adjusted as described in this Section 4.04, except that the Company shall not make any adjustment to the Exchange Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Shares and as a result of holding the Securities, in any of the transactions described below without having to exchange their Securities, as if they held a number of Common Shares equal to the applicable Exchange Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)If the Guarantor exclusively issues Common Shares as a dividend or distribution on all or substantially all Common Shares, or if the Guarantor effects a share split or share combination, the Exchange Rate will be adjusted based on the following formula:

ER1	=	ER0	x	OS1
OS0

where,

ER0	=

the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;
OS0	=

the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of Common Shares outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 4.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the Board of Trustees determines not to pay such dividend or distribution to the

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Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

(b)If the Guarantor issues to all or substantially all holders of the Common Shares any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase the Common Shares, at a price per share less than the average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	OS0 + X
OS0 + Y

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on Ex-Dividend Date;
OS0	=	the number of Common Shares outstanding immediately prior to the Open of Business on such Ex-Dividend Date;
X	=	the total number of Common Shares issuable pursuant to such rights, options or warrants; and
Y	=

the number of Common Shares equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 4.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance.  To the extent that such rights, options or warrants are not exercised prior to their expiration or Common Shares are not delivered upon the expiration of such rights, options or warrants, the Exchange Rate shall be readjusted to the Exchange Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of Common Shares actually delivered.  If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

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For purposes of this Section 4.04(b) and Section 4.01(b)(3)(A), in determining whether any rights, options or warrants entitle the holders of the Common Shares to subscribe for or purchase Common Shares at a price per share less than such average of the Last Reported Sale Prices of the Common Shares for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received by the Guarantor for such rights, options or warrants and any amount payable on exercise or exchange thereof, the value of such consideration, if other than cash, to be determined by the Board of Trustees.

(c)If the Guarantor distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Common Shares, excluding:

(1)dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 4.04(a) hereof or Section 4.04(b) hereof;

(2)dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 4.04(d) hereof; and

(3)Spin‑Offs as to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Exchange Rate shall be increased based on the following formula:

ER1	=	ER0	x	SP0
SP0 ‑ FMV

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on such Ex-Dividend Date;
SP0	=

the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex‑Dividend Date for such distribution; and

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FMV	=

the fair market value (as determined by the Board of Trustees) of the shares of Capital Stock, evidences indebtedness, other assets, or property of the Guarantor or rights, options or warrants to acquire the Guarantor’s Capital Stock or other securities distributed with respect to each outstanding Common Share on the Ex‑Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Shares, the amount and kind of the Guarantor’s Capital Stock, evidences of the Guarantor’s indebtedness, other assets or property of the Guarantor or rights, options or warrants to acquire the Guarantor’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of Common Shares equal to the Exchange Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the above portion of this Section 4.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on the Common Shares of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Guarantor or other business unit of the Guarantor, and such shares of Capital Stock or similar equity interest are listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin‑Off”), the Exchange Rate will be increased based on the following formula:

ER1	=	ER0	x	FMV0 + MP0
MP0

where,

ER0	=	the Exchange Rate in effect immediately prior to the end of the Valuation Period;
ER1	=	the Exchange Rate in effect immediately after the end of the Valuation Period;

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FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Shares applicable to one Common Share (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Shares were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin‑Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Shares over the Valuation Period.

The increase to the Exchange Rate under the preceding paragraph shall occur at the Close of Business on the last Trading Day of the Valuation Period; provided, however, that (x) in respect of any exchange of Securities for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the Valuation Period, the references to “10” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Exchange Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Securities, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period. If such Spin-Off does not occur, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Board of Trustees (or its designee) determines not to consummate such Spin-Off.

Subject to Section 4.04(g), for the purposes of this Section 4.04(c), rights, options or warrants distributed by the Guarantor to all holders of the Common Shares entitling them to subscribe for or purchase shares of the Guarantor’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such Common Shares; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Exchange Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Exchange Rate shall be made under this Section 4.04(c).  If any such right, option or warrant, distributed prior to the Issue Date are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex‑Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights, options or

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warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Exchange Rate under this Section 4.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Exchange Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Exchange Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Shares with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Shares as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Exchange Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 4.04(a) hereof, Section 4.04(b) hereof and this Section 4.04(c), if any dividend or distribution to which this Section 4.04(c) applies includes one or both of:

(A)a dividend or distribution of Common Shares to which Section 4.04(a) hereof also applies (the “Clause A Distribution”); or

(B)a dividend or distribution of rights, options or warrants to which Section 4.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Exchange Rate adjustment required to be made under this Section 4.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Exchange Rate adjustment required by Section 4.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “record date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex‑Dividend Date of the Clause C Distribution and (B) any Common Shares included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such record date” within the meaning of Section 4.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the record date of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex‑Dividend Date of the Clause C Distribution, and (B) any Common Shares included in the Clause A Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such record date or such effective date” within the meaning of Section 4.04(a) hereof.

(d)If any cash dividend or distribution is made to all or substantially all holders of the Common Shares to the extent that the aggregate of all such cash dividends or

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distributions paid in any quarter exceeds the dividends threshold amount (the “DTA”) for such quarter, the Exchange Rate shall be adjusted based on the following formula:

ER1	=	ER0	x	SP0
SP0 ‑ C

where,

ER0	=	the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;
ER1	=	the Exchange Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;
SP0	=	the Last Reported Sale Price of the Common Shares on the Trading Day immediately preceding the Ex‑Dividend Date for such dividend or distribution;
DTA	=	the dividend threshold amount, which shall initially be $0.47 per quarter; and
C	=	the amount in cash per share that the Guarantor distributes to holders of the Common Shares in excess of the DTA.

The DTA is subject to adjustment on an inversely proportional basis whenever the Exchange Rate is adjusted other than adjustments made pursuant to this Section 4.04(d).  If an adjustment is required to be made as set forth in this Section 4.04(d) as a result of a distribution that is not a regular quarterly dividend, the DTA will be deemed to be zero with respect to that particular adjustment.

Any increase made pursuant to this Section 4.04(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Exchange Rate shall be decreased, effective as of the date the Board of Trustees determines not to make or pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Shares, the amount of cash that such Holder would have received if such Holder had owned a number of Common Shares equal to the Exchange Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Exchange Rate shall be decreased to be the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

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(e)If the Guarantor or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Shares, to the extent that the cash and value of any other consideration included in the payment per Common Share exceeds the Last Reported Sale Price of the Common Shares on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Date”), the Exchange Rate shall be increased based on the following formula:

ER1	=	ER0	x	AC + (SP1 x OS1)
OS0 x SP1

where,

ER0	=	the Exchange Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
ER1	=	the Exchange Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;
AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Trustees) paid or payable for Common Shares purchased in such tender offer or exchange offer;
OS0	=

the number of Common Shares outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1	=

the number of Common Shares outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Exchange Rate under this Section 4.04(e) shall occur at the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any exchange of Securities for which Physical Settlement is applicable, if the relevant Exchange Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed to be replaced with such lesser

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number of Trading Days as have elapsed between such Expiration Date of such tender or exchange offer and the Exchange Date in determining the Exchange Rate and (y) in respect of any exchange of Securities for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such exchange and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Exchange Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date of any tender or exchange offer is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of an exchange of Securities, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that exchange, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, last Trading Day of such Observation Period.

In the event that the Guarantor or any of its Subsidiaries is obligated to purchase Common Shares pursuant to any such tender offer or exchange offer, but the Guarantor, or such Subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Exchange Rate shall again be adjusted to be the Exchange Rate that would then be in effect if such tender offer or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)Notwithstanding anything to the contrary in this Section 4.04 or any other provision of this Indenture or the Securities, if an Exchange Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has exchanged its Securities on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the Common Shares as of the related Exchange Date as described under Section 4.02(b) based on an adjusted Exchange for such Ex-Dividend Date, then, notwithstanding the Exchange Rate adjustment provisions in this Section 4.04, the Exchange Rate adjustment relating to such Ex-Dividend Date shall not be made for such exchanging Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the Common Shares on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)Poison Pill.  Whenever a Holder exchanges a Security, to the extent that the Guarantor has a rights plan in effect, the Holder exchanging such Security will receive, in addition to any Common Shares otherwise received in connection with such exchange, the rights under the rights plan unless the rights have separated from the Common Shares, in which case, and only in such case, the Exchange Rate will be adjusted at the time of separation as if the Guarantor distributed to all holders of the Common Shares, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 4.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)Deferral of Adjustments.  Notwithstanding anything to the contrary herein, the Company will not be required to adjust the Exchange Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor

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adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make‑Whole Fundamental Change, (ii) on the Exchange Date for any securities (in the case of Physical Settlement) and (iii) on each VWAP Trading Day of any Observation Period (in the case of cash settlement or combination settlement).  In addition, the Company shall not account for such deferrals when determining the number of Common Shares a Holder would have held on a given day had it exchanged its Securities.  In no event will the Exchange Rate be adjusted such that the Exchange Price will be less than the par value per Common Share.

(i)Limitation on Adjustments.  Except as stated in this Section 4.04, the Company will not adjust the Exchange Rate for the issuance of Common Shares or any securities convertible into or exchangeable for Common Shares or the right to purchase Common Shares or such convertible or exchangeable securities.  If, however, the application of the formulas in Sections 4.04(a) through (e) hereof would result in a decrease in the Exchange Rate, then, except to the extent of any readjustment to the Exchange Rate, no adjustment to the Exchange Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

In addition, notwithstanding anything to the contrary herein, the Exchange Rate will not be adjusted:

(1)on account of share repurchases that are not tender offers referred to in Section 4.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a share repurchase program approved by the Board of Trustees or otherwise;

(2)upon the issuance of any Common Shares pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Guarantor’s securities and the investment of additional optional amounts in Common Shares under any plan;

(3)upon the issuance of any Common Shares or options or rights to purchase those shares pursuant to any present or future employee, trustee or consultant benefit plan, program or agreement of or assumed by the Guarantor or any of its Subsidiaries;

(4)upon the issuance of any Common Shares pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the Issue Date;

(5)for a change in the par value of the Common Shares;

(6)for accrued and unpaid interest on the Securities, if any; or

(7)for an event otherwise requiring an adjustment under the Indenture if such event is not consummated.

(j)For purposes of this Section 4.04, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the Guarantor so long as the Guarantor does not pay any dividend or make any distribution on Common Shares held in the

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treasury of the Guarantor, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares.

(k)Withholding on Adjustments.  If, in connection with any adjustment to the Exchange Rate as set forth in this Section 4.04 a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it reasonably believes it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Section 2.04 hereof or from Common Shares and any cash payment otherwise deliverable to a Holder upon an exchange of Securities in accordance with the provisions of Section 4.03 hereof or repurchase of a Security in accordance with the provisions of Article 3 hereof.

Section 4.05Discretionary and Voluntary Adjustments.

(a)Discretionary Adjustments.  Whenever any provision of this Supplemental Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days, the Company will make appropriate adjustments to account for any adjustment to the Exchange Rate that becomes effective, or any event requiring an adjustment to the Exchange Rate where the Ex‑Dividend Date or Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, Daily VWAPs, Daily Exchange Values or Daily Settlement Amounts are to be calculated.

(b)Voluntary Adjustments.  To the extent permitted by applicable law, the Company is permitted to increase the Exchange Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Trustees determines that such increase would be in the Guarantor’s best interest.  The Company may also (but is not required to) increase the Exchange Rate to avoid or diminish income tax to holders of Common Shares or rights to purchase Common Shares in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 4.06Adjustment to Exchange Rate Upon Exchange in Connection with a Make‑Whole Fundamental Change.

(a)Increase in the Exchange Rate.  If a Make‑Whole Fundamental Change occurs and a Holder elects to exchange its Securities in connection with such Make‑Whole Fundamental Change, the Company shall, under certain circumstances, increase the Exchange Rate for the Securities so surrendered for exchange by a number of additional Common Shares (the “Additional Shares”), as described in this Section 4.06.  An exchange of Securities shall be deemed for these purposes to be “in connection with” a Make‑Whole Fundamental Change if the relevant Exchange Notice is received by the Exchange Agent during the period from, and including, the Effective Date of the Make‑Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make‑Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make‑Whole Fundamental Change.

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(b)Cash Mergers.  Upon surrender of Securities for exchange in connection with a Make‑Whole Fundamental Change, the Company will, at its option, satisfy its exchange obligation by Physical Settlement, Cash Settlement or Combination Settlement, as described under Section 4.03, calculated based on the Exchange Rate as adjusted by Additional Shares.  However, if, at the effective time of such transaction, the Reference Property as described under Section 4.07 is comprised entirely of cash, then, for any exchange of Securities following the Effective Date of such Make‑Whole Fundamental Change, the exchange obligation will be calculated based solely on the Stock Price for such Make‑Whole Fundamental Change and shall, for each $1,000 principal amount of Securities exchanged, be deemed to be an amount of cash equal to (i) the Exchange Rate in effect on the applicable Exchange Date (as increased by any number of Additional Shares required by this Section 4.06) multiplied by (ii) such Stock Price.  In such event, the Company will pay such amount of cash to a exchanging Holder on the second Business Day following the applicable Exchange Date.

(c)Determining the Number of Additional Shares.  The number of Additional Shares, if any, by which the Exchange Rate will be increased for a Holder that exchanges its Securities in connection with a Make‑Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make‑Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per Common Share in the Make‑Whole Fundamental Change.  If the holders of the Common Shares receive only cash in a Make‑Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Shares over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make‑Whole Fundamental Change.

(d)Interpolation and Limits.  The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1)If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight‑line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365‑day or 366-day year, as the case may be.

(2)If the Stock Price is greater than $29.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to the last paragraph of this Section 4.06(d)), the Exchange Rate shall not be increased.

(3)If the Stock Price is less than $22.67 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to the last paragraph of this Section 4.06(d)), the Exchange Rate shall not be increased.

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Notwithstanding the foregoing, in no event will the Exchange Rate be increased on account of a Make‑Whole Fundamental Change to exceed 44.1111 Common Shares per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Exchange Rate is required to be adjusted as set forth in Section 4.04 hereof.

The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Exchange Rate of the Securities is otherwise required to be adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Exchange Rate is required to be adjusted as set forth in Section 4.04.

(e)Notices.  The Company shall notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the Effective Date of any Make‑Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 4.07Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)Reorganization Events.  In the case of:

(1)any recapitalization, reclassification or change of the Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 4.04(a) hereof);

(2)any consolidation, merger or combination involving the Guarantor;

(3)any sale, lease or other transfer to a third party of all or substantially all of the consolidated assets of the Guarantor and its Subsidiaries, taken as a whole; or

(4)any statutory share exchange;

and, in each case, as a result of which the Common Shares would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Reorganization Event”) then the Company or the successor or purchasing entity, as the case may be, will execute with the Trustee a supplemental indenture providing that, at the effective time of such Reorganization Event, the right to exchange each $1,000 principal amount of Securities for a number of Common Shares equal to the applicable Exchange Rate will be changed into a right to exchange such principal amount of Securities for the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of Common Shares equal to the Exchange Rate immediately prior to such Reorganization Event would have owned or been entitled to receive (any such stock, other securities, other property or assets, “Reference

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Property”) upon such Reorganization Event. However, at and after the effective time of such Reorganization Event:

(A)the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Securities in accordance with Section 4.03; and

(B)(i) any amount payable in cash upon exchange of the Securities in accordance with Section 4.03 shall continue to be payable in cash, (ii) any Common Shares that the Company would have been required to deliver upon exchange of the Securities in accordance with Section 4.03 shall instead be deliverable in the type and amount of Reference Property that a holder of that number of Common Shares would have received in such Reorganization Event and (iii) the Daily VWAP shall be calculated based on the value of a unit of Reference Property that a holder of one Common Share would have received in such Reorganization Event; provided, however, that if the holders of Common Shares receive only cash in such Reorganization Event, then for all exchanges that occur after the effective date of such Reorganization Event (x) the consideration due upon exchange of each $1,000 principal aggregate amount of Securities shall be solely cash in an amount equal to the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Shares pursuant to Section 4.06), multiplied by the price paid per Common Share in such Reorganization Event and (y) settlement will occur on the second Business Day immediately following the Exchange Date.

If the Reorganization Event causes the Common Shares to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election), the amount and type of Reference Property that a holder of Common Shares would have been entitled to receive in such reorganization event (and for which the Securities will be exchangeable) will be deemed to be based on (i) the weighted average of the types and amounts of consideration received by the holders of the Common Shares that affirmatively make such an election and (ii) if no holders of Common Shares affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Shares.  The Company shall notify, in writing, the Holders, the Trustee and the Exchange Agent (if other than the Trustee) of the weighted average as soon as practicable after such determination is made.

The Guarantor shall not become a party to any Reorganization Event unless its terms are consistent with this Section 4.07.  Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 4 in the judgment of the Board of Trustees or the board of directors of the successor person.  If, in the case of any such Reorganization Event, the Reference Property receivable thereupon by a holder of Common Shares includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Reorganization Event, then such other entity, if it is party to such transaction, will also execute such supplemental indenture, and each such supplemental indenture will contain

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such additional provisions to protect the interest of the Holders including the right of the Holders to require us to purchase their Securities upon a Fundamental Change pursuant to Section 3.02, as the Board of Trustees reasonably considers necessary by reason of the foregoing.

(b)Notice of Supplemental Indentures.  The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 4.07 shall similarly apply to successive Reorganization Events.

(c)If the Securities become exchangeable into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information, disclose the relevant information in a Current Report on Form 8-K or post such information on the Company’s website.

(d)In connection with any Reorganization Event, the DTA will subject to adjustment as described in clause (1), clause (2) or clause (3) below, as the case may be.

(1)In the case of a Reorganization Event in which the Reference Property is composed entirely of shares of common stock (the “Reorganization Event Common Stock”), the DTA at and after the effective time of such Reorganization Event will be equal to (x) the DTA immediately prior to the effective time of such Reorganization Event, divided by (y) the number of shares of Reorganization Event Common Stock that a holder of one Common Share would receive in such Reorganization Event (such quotient rounded down to nearest cent).

(2)In the case of a Reorganization Event in which the Reference Property is composed in part of shares of Reorganization Event Common Stock, the DTA at and after the effective time of such Reorganization Event will be equal to (x) the DTA immediately prior to the effective time of such Reorganization Event, multiplied by (y) the Valuation Percentage for such Reorganization Event (such quotient rounded down to nearest cent).

(3)For the avoidance of doubt, in the case of a Reorganization Event in which the Reference Property is composed entirely of consideration other than shares of common stock, the DTA at and after the effective time of such Reorganization Event will be equal to zero.

(e)For purposes of subsection (d) of this Section 4.07, the following terms shall have the following meanings:

(1)The “Valuation Percentage” for any Reorganization Event shall be equal to (x) the arithmetic average of the Last Reported Sale Prices of one share of such Reorganization Event Common Stock over the relevant Reorganization Event Valuation Period (determined as if references to “Common Shares” in the definition of “Last Reported Sale Price” were references to the “Reorganization Event Common Stock” for such Reorganization Event), divided by (y) the arithmetic average of the Last Reported Sale Prices of one Common Share over the relevant Reorganization Event Valuation Period.

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(2)The “Reorganization Event Valuation Period” for any Reorganization Event means the five consecutive Trading Day period immediately preceding, but excluding, the effective date for such Reorganization Event.

Section 4.08Stock Issued Upon Exchange.

(a)Reservation of Shares.  To the extent necessary to satisfy the Company’s obligations under the Indenture, prior to issuing any Common Shares, the Guarantor will reserve out of its authorized but unissued Common Shares a sufficient number of Common Shares to permit the exchange of the Securities.

(b)Certain other Covenants.  The Guarantor covenants that all Common Shares that may be issued upon exchange of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non‑assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner).

The Guarantor shall list or cause to have quoted any Common Shares to be issued upon exchange of Securities on each national securities exchange or over‑the‑counter or other domestic market on which the Common Shares are then listed or quoted.

Section 4.09Responsibility of Trustee.  The Trustee and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Exchange Rate, to determine whether any facts exist which may require any adjustment of the Exchange Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any Common Shares or of any other securities or property that may at any time be issued or delivered upon the exchange of any Securities; and the Trustee and the Exchange Agent make no representations with respect thereto.  Neither the Trustee nor any Exchange Agent shall be responsible for any failure of the Company or the Guarantor to issue, transfer or deliver any Common Shares or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company or the Guarantor contained in this Article 4.  The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Exchange Agent.

Section 4.10Notice to Holders.

(a)Notice to Holders Prior to Certain Actions.  The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to the Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the

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Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information.  In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(1)Issuances, Distributions, and Dividends and Distributions.  If the Guarantor (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Exchange Rate pursuant to Section 4.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Exchange Rate pursuant to Section 4.04(c) hereof (including any separation of rights from the Common Shares described in Section 4.04(g)hereof); or (C) announces any dividend or distribution that would require an adjustment in the Exchange Rate pursuant to Section 4.04(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex‑Dividend Date or record date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex‑Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be.  In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex‑Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(2)Voluntary Increases.  If the Company increases the Exchange Rate pursuant to Section 4.05(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increase will become effective and the amount by which the Exchange Rate will be increased.

(3)Dissolutions, Liquidations and Winding‑Ups.  If there is a voluntary or involuntary dissolution, liquidation or winding‑up of the Guarantor, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding‑up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property deliverable upon such dissolution, liquidation or winding‑up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one Common Share is expected to be entitled, or may elect, to receive in such event.  The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one Common Share is expect to be entitled to receive in such event, changes.

(b)Notices After Certain Actions and Events.  Whenever an adjustment to the Exchange Rate becomes effective pursuant to Sections 4.04, 4.05 or 4.06 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Exchange Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holders stating that such adjustment has become effective and the

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Exchange Rate or exchange privilege as adjusted.  Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 5

PARTICULAR COVENANTS OF THE COMPANY

Section 5.01Inapplicable Covenants Made in the Base Indenture.  The Holders will not have the benefit of the Covenants set forth in Section 1008 of the Base Indenture.

Section 5.02Payment of Principal, Interest and Fundamental Change Purchase Price.  This Section 5.02 shall replace Section 1001 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 5.03Maintenance of Office or Agency.  This Section 5.03 replaces Section 1002 of the Base Indenture in its entirety and references in the Base Indenture to Section 1002 of the Base Indenture shall be deemed replaced with references to this Section 5.03.

The Company will maintain in the Borough of Manhattan, The City of New York, an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for exchange (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Securities and the Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, Exchange Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

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With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the Place of Payment where such Global Security may be presented or surrendered for payment or exchange or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, exchange, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the Place of Payment for such Global Security in accordance with the provisions of the Indenture.

Section 5.04Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 608 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 5.05Provisions as to Paying Agent.  This Section 5.05 shall replace Section 1003 of the Base Indenture in its entirety and references in the Base Indenture to Section 1003 of the Base Indenture shall be deemed replaced with references to this Section 5.05.

(a)If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.05:

(1)that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, and the Fundamental Change Purchase Price for, the Securities in trust for the benefit of the Holders of the Securities;

(2)that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, or the Fundamental Change Purchase Price for, the Securities when the same shall be due and payable; and

(3)that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, and Fundamental Change Purchase Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, or Fundamental Change Purchase Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on or Fundamental Change Purchase Price, as the case may be, so becoming due and will

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promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, or Fundamental Change Purchase Price for, the Securities when the same shall become due and payable.

(c)Anything in this Section 5.05 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of the Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 5.05, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 5.06Reports; Rule 144A Information.

(a)The Guarantor will file with the Trustee, within 15 days after it is required to file the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act.  Any such report, information or document that the Guarantor files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 5.06 at the time of such filing through the EDGAR system (or such successor thereto).

(b)At any time that either the Company or the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Company or the Guarantor, as the case may be, shall, so long as any of the Securities shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, upon written request, provide to any Holder, beneficial owner or prospective purchaser of such Securities, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Securities pursuant to Rule 144A.  The Company will take such further action as any holder or beneficial owner of such Securities or Common Shares may reasonably request to the extent from time to time required to enable such holder or beneficial owner to sell such Securities or Common Shares in accordance with Rule 144A.

(c)Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s and the Guarantor’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 5.07Statements as to Defaults.  The Company or the Guarantor shall deliver to the Trustee, as soon as possible, and in any event within 30 days after the Company or the Guarantor becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company or the Guarantor proposes to take with respect thereto.  Such Officers’

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Certificate shall also comply with any additional requirements set forth in Section 102 of the Base Indenture.

Section 5.08Supplementary Interest Notice.  If Supplementary Interest is payable by the Company pursuant to Section 6.04 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable.  If the Company has paid Supplementary Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 5.09Covenant to Take Certain Actions.  Before taking any action which would cause an adjustment to the Exchange Rate such that the Exchange Price per Common Share issuable upon exchange of the Securities would be less than the par value of the Common Shares, the Guarantor shall take all trust actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue Common Shares at such adjusted Exchange Rate.

ARTICLE 6

REMEDIES

Section 6.01Amendments to the Base Indenture.

(a)The Holders shall not have the benefit of Article 5 of the Base Indenture and, with respect to the Securities, this Article 6 supersedes Article 5 of the Base Indenture in its entirety.

(b)The reference to Section 501(4) in the proviso to the first sentence of Section 601 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02(f) hereof.

(c)The reference to Section 501(6) in Section 606 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02(i) hereof insofar as Section 6.02(i) shall relate to the Company or the Guarantor.

(d)The reference to Section 501(7) in Section 606 of the Base Indenture is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.02(j) hereof insofar as Section 6.02(j) shall relate to the Company or the Guarantor.

(e)Each reference in the Base Indenture to Section 502 is, with respect to the Securities, hereby deemed replaced by a reference to Section 6.03 hereof.

(f)Each reference to “Event of Default” in the Base Indenture is, with respect to the Securities, hereby deemed to be an “Event of Default” as defined in this Supplemental Indenture.

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Section 6.02Events of Default.  Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a)default in any payment of interest on any Security when due and payable, and the default continues for a period of 30 days;

(b)default in the payment of the principal of any Security (including the Fundamental Change Purchase Price) when due and payable on the Maturity Date, upon required repurchase, upon declaration of acceleration or otherwise;

(c)failure by the Company to comply with its obligations under Article 4 hereof to exchange the Securities for the Common Shares and any cash amount in respect of fractional Common Shares determined in accordance with Article 4 hereof upon exercise of a Holder’s exchange right and that failure continues for five Business Days;

(d)failure by the Company or the Guarantor to comply with their respective obligations under Article 9 hereof;

(e)failure by the Company to issue a notice in accordance with the provisions of Section 3.02(b) hereof when due or notice of a specified corporate transaction as described under Section 4.01(b)(3);

(f)failure by the Company or the Guarantor, as the case may be, for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of the Company’s or the Guarantor’s other agreements, as applicable, contained in the Securities, the Indenture or the Guarantee (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 6.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;

(g)failure by the Company, the Guarantor or any Subsidiary of the Company or the Guarantor to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company, the Guarantor or such Subsidiary in an aggregate amount greater than $50,000,000 (or its foreign currency equivalent at the time);

(h)failure by the Company, the Guarantor or any Subsidiary of the Company or the Guarantor, as the case may be, to pay a final, non‑appealable judgment entered by a court or courts of competent jurisdiction against the Company, the Guarantor or such Subsidiary, as the case may be, in excess of $50,000,000, which judgment is not paid, discharged or stayed within 30 days after such judgment becomes final and non‑appealable;

(i)the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company, the Guarantor or such Significant Subsidiary, or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or such Significant Subsidiary, or any substantial

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part of the Company’s, the Guarantor’s or such Significant Subsidiary’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any Significant Subsidiary of the Company or the Guarantor, seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or such Significant Subsidiary, or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or such Significant Subsidiary, or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 30 consecutive days.

Section 6.03Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company or the Guarantor (and not solely with respect to a Significant Subsidiary of the Company or the Guarantor)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately.  If an Event of Default specified in Section 6.02(i) or Section 6.02(j) with respect to the Company or the Guarantor (and not solely with respect to a Significant Subsidiary of the Company or the Guarantor) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.

Section 6.04Supplementary Interest.

(a)Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to the Guarantor’s failure to comply with Section 5.06(a) hereof (a “Reporting Event of Default”), will for the first 360 days  after the occurrence of such Event of Default consist exclusively of the right to receive additional interest on the Securities at a rate per year equal to (i) 0.25% per annum of the Outstanding principal amount of the Securities for the first 180 days of the 360‑day period in which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Securities for the last 180 days of such 360‑day period as long as such Event of Default is continuing (subject to Section 6.04(c), in addition to any other additional interest that may accrue pursuant to Section 6.04(b)).

If the Company so elects, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities.  On the 361st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to

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such 361st day), the Securities will be subject to acceleration pursuant to Section 6.03.  The provisions of this Section 6.04 will not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default.  In the event the Company does not elect to pay the additional interest following a Reporting Event of Default in accordance with this Section 6.04(a) or the Company elected to make such payment but does not pay the additional interest when due, the Securities will be immediately subject to acceleration as provided in Section 6.03.

In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of a Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 360‑day period.  Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 6.03.

(b)If, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Securities (including any Securities issued pursuant to the Initial Purchasers’ option to purchase additional Securities), the Guarantor fails to timely file any document or report that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than current reports on Form 8-K), or the Common Shares issuable upon exchange of the Securities are not otherwise freely tradable by Holders other than the Guarantor’s Affiliates or Holders that were the Guarantor’s Affiliates at any time during the three months preceding the sale (as a result of restrictions pursuant to U.S. securities laws), the Company shall pay additional interest on the Securities.  Such additional interest shall accrue on the Securities at the rate of 0.50% per annum of the principal amount of the Securities Outstanding for each day during such period for which the Guarantor’s failure to file has occurred and is continuing or the Common Shares issuable upon exchange of the Securities are not otherwise freely tradable by Holders other than the Guarantor’s Affiliates or Holders that have been the Guarantor’s Affiliates at any time during the three months preceding the sale. As used in this Section 6.04(b), documents or reports that the Guarantor is required to “file” with the Commission pursuant to Section 13 or 15(d) of the Exchange Act does not include documents or reports that the Guarantor “furnishes” to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

In addition, if, and for so long as, the Restrictive Legend on the Securities has not been removed, the Securities are assigned a restricted CUSIP or the Securities or the Common Shares issuable upon exchange of the Securities are not otherwise freely tradable by Holders other than the Company’s or the Guarantor’s Affiliates or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months preceding the sale (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Securities) as of the 370th day after the last date of original issuance of the Securities, the Company shall pay additional interest on the Securities at a rate equal to 0.50% per annum of the principal amount of Securities Outstanding until the Restrictive Legend has been removed from the Securities, the Securities are assigned an unrestricted CUSIP and the Securities and the Common Shares issuable upon exchange of the Securities are freely tradable by Holders other than the Company’s or the Guarantor’s Affiliates (or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months preceding the sale); provided, however, that no

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additional interest shall accrue or be owed until the fifth Business Day following written notification to the Company by the Trustee or any Holders requesting that the Company comply with its obligations under this paragraph (which notice may be given at any time after the 329th day after the last date of original issuance of the Securities).

Additional interest pursuant to this Section 6.04(b) will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Securities and, subject to Section 6.04(c), will be in addition to any other additional interest that may accrue pursuant to Section 6.04(a).

(c)In no event will the additional interest payable pursuant to Section 6.04(a) together with the additional interest payable pursuant to Section 6.04(b) (collectively, the “Supplementary Interest”) accrue at a rate in excess of 0.50% per annum pursuant to the Indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.

Section 6.05Waiver of Past Defaults.  The Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Securities) all past Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from nonpayment of principal (including any Fundamental Change Purchase Price, if applicable) or interest, a failure to deliver consideration due upon exchange or any other provisions that require the consent of each affected Holder to amend) and rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Securities that have become due solely by such declaration of acceleration have been cured or waived.

Section 6.06Control by Majority.  At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or, subject to the Trustee’s duties under Article 6 of the Base Indenture, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee.  Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.07Limitation on Suits.  Subject to Section 6.08 hereof, no Holder may pursue a remedy with respect to the Indenture or the Securities unless:

(a)such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

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(b)the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity; and

(e)during such 60‑day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use the Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of the Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.08Rights of Holders to Receive Payment and to Exchange.  Notwithstanding anything to the contrary elsewhere in the Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, its Securities, on or after the respective due date, and to exchange its Securities and receive delivery of the consideration due with respect to such Securities in accordance with Article 4 hereof, or to bring suit for the enforcement of any such payment or exchange rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.07 hereof.

Section 6.09Collection of Indebtedness; Suit for Enforcement by Trustee.  If an Event of Default specified in Section 6.02(a), 6.02(b) or 6.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, and the Common Shares and any cash amount in respect of fractional Common Shares due upon the exchange of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 606 of the Base Indenture.

Section 6.10Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under the Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

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Section 6.11Trustee May File Proofs of Claim.  The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.12Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under the Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.13Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 306 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.14Delay or Omission Not a Waiver.  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in the Indenture) or by the Holders, as the case may be.

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Section 6.15Priorities.  If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST:  to the Trustee, its agents and attorneys for amounts due under Section 606 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND:  to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, and any cash due upon exchange of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD:  the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.15.  If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.16Undertaking for Costs.  All parties to the Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under the Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, or Fundamental Change Purchase Price for, any Security on or after the due date expressed or provided for in the Indenture or to any suit for the enforcement of the right to exchange any Security in accordance with the provisions of Article 4 hereof.

Section 6.17Waiver of Stay, Extension and Usury Laws.  Each of the Company and the Guarantor covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of the Indenture; and each of the Company and the Guarantor, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

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Section 6.18Notices from the Trustee.  Notwithstanding anything to the contrary in the Base Indenture, including Section 601 of the Base Indenture, whenever a Default occurs and is continuing and is known to the Trustee, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred.  Except in the case of a Default in the payment of the principal of, interest on, or Fundamental Change Purchase Price for, any Security or of a Default in the delivery of the consideration due upon exchange of a Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.01Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture.  Article 14 of the Base Indenture shall not apply with respect to the Securities.  The provisions set forth in this Article 7 shall, with respect to the Securities, supersede in their entirety Article 4 of the Base Indenture.

When (a) the Company shall deliver to the Security Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, on any Fundamental Change Purchase Date, upon exchange or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash or, solely to settle amounts due with respect to outstanding exchanges, cash and/or Common Shares, as applicable, sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then the Indenture shall cease to be of further effect with respect to the Securities (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of the Indenture with respect to the Securities; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and

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expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with the Indenture or the Securities.

Section 7.02Deposited Monies to Be Held in Trust by Trustee.  Subject to Section 7.04 hereof, all monies and Common Shares deposited with the Trustee pursuant to Section 7.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and Common Shares shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies or Common Shares have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 7.03Paying Agent to Repay Monies Held.  Upon the satisfaction and discharge of the Indenture with respect to the Securities, all monies and Common Shares then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and Common Shares.

Section 7.04Return of Unclaimed Monies.  Subject to the requirements of applicable law, any monies and Common Shares deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities or for settlement of outstanding exchanges and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities or the Settlement Amount, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and Common Shares; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another Person.

Section 7.05Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money or Common Shares in accordance with Section 7.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 7.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and Common Shares in accordance with Section 7.02; provided, however, that if the Company makes any payment of interest on, principal of or Settlement Amount in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Common Shares held by the Trustee or Paying Agent.

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ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01Supplemental Indentures Without Consent of Holders.  Section 901 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.01 shall replace Section 901 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution), the Guarantor (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)to conform the provisions of the Indenture to the “Description of the Notes” section in the Offering Memorandum;

(b)to evidence the succession and to provide for the assumption by a successor Person of the Company’s or the Guarantor’s obligations, as applicable, under the Indenture, the Securities or the Guarantee in accordance with Article 9 hereof;

(c)to add additional guarantees with respect to the Securities and to remove such additional guarantees in accordance with the terms of the Indenture and the Securities;

(d)to secure the Securities, the Guarantee or any additional guarantee;

(e)to increase the Exchange Rate of the Securities;

(f)to add to the Company’s or the Guarantor’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company or the Guarantor, as applicable, by the Indenture;

(g)to cure any ambiguity, omission, defect or inconsistency in the Indenture, the Securities or the Guarantee or to make any other change that does not adversely affect the rights of any Holder in any material respect;

(h)to provide for a successor Trustee;

(i)to irrevocably select a Settlement Method or Specified Dollar Amounts, or eliminate the Company’s right to choose a particular Settlement Method, on exchange of the Securities; or

(j)to comply with the Applicable Procedures of the Depository.

Section 8.02Supplemental Indentures With Consent of Holders.  Section 902 of the Base Indenture shall not apply with respect to the Securities, and this Section 8.02 shall replace Section 902 of the Base Indenture in its entirety.

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With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, the Guarantor, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)reduce the percentage in aggregate principal amount of Securities Outstanding necessary to consent to an amendment or waive any past Default or Event of Default;

(b)reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c)reduce the principal of any Security or change the Maturity Date;

(d)change the place or currency of payment on any Security;

(e)make any change that impairs or adversely affects the exchange rights of any Securities;

(f)reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g)impair the right of any Holder of Securities to receive payment of principal of, and interest, if any, on, its Securities, or the right to receive Common Shares due upon exchange of its Securities on or after the due dates therefor or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities;

(h)modify the ranking provisions of the Indenture in a manner that is adverse to the rights of the Holders of the Securities;

(i)modify or amend the terms and conditions of the obligations of the Guarantor in a manner adverse to the Holders of the Securities or the Guarantee; or

(j)make any change to the provisions of this Article 8 that requires each Holder’s consent or in the waiver provisions in Section 6.05 of this Supplemental Indenture and Section 1009 of the Base Indenture if such change is adverse to the rights of Holders of the Securities.

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It shall not be necessary for any Act or consent of Holders under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof.  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto.  If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 8.03Notice of Amendment or Supplement.  After an amendment or supplement under this Article 8 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement.  However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 9

consolidation, merger and sale of assets

Section 9.01Consolidation, Merger and Sale of Assets.

(a)The provisions in Article 8 of the Base Indenture shall not apply with respect to the Securities, and this Article 9 supersedes the entirety thereof.

(b)In addition, the reference to “Article Eight” in Section 1004 of the Base Indenture is, with respect to the Securities, deemed replaced with a reference to this Article 9.

Section 9.02Company and Guarantor May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 9.04, each of the Company and the Guarantor shall not amalgamate or consolidate with, merge with or into, or convey, transfer or lease the properties and assets of the Company and the Guarantor, respectively, substantially as an entirety to another Person, unless:

(a)the Company or the Guarantor, as the case may be, shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Company or the Guarantor, as the case may be, shall be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company or the Guarantor, as the case may be) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or the Guarantor, as the case may be, under the Indenture and the Securities or the Guarantee, as applicable;

(b)the Company or the Guarantor, as the case may be, delivers an officer’s certificate and opinion of counsel to the Trustee stating that all conditions precedent relating to such amalgamation, consolidation, merger or sale of assets have been complied with; and

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(c)immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under the Indenture with respect to the Securities.

Section 9.03Successor Company to Be Substituted.  In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee,

(i)in the case of the Company, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price), accrued and unpaid interest, if any, on, and the due and punctual delivery of any consideration due upon exchange of, all of the Securities and the due and punctual performance of all of the covenants and conditions of the Indenture and the Securities to be performed by the Company under the Indenture and the Securities or

(ii)in the case of the Guarantor, of the due and punctual performance of all of the covenants and conditions of the Indenture and the Guarantee to be performed by the Guarantor under the Indenture and the Guarantee, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company or the Guarantor, as the case may be, under the Indenture, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company or the Guarantor, as the case may be, any or all of the Securities issuable hereunder or the notation of the Guarantee thereon, as the case may be, which theretofore shall not have been signed by the Company or the Guarantor, as the case may be, and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company or the Guarantor, as the case may be, and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall, with respect to such Securities, authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Securities so issued shall in all respects have the same legal rank and benefit under the Indenture as the Securities theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Securities had been issued at the date of the execution hereof.  In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” or the “Guarantor”, as the case may be, in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 9 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities or the Guarantee, as the case may be, and from its obligations under the Indenture.

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In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities or the notation of Guarantee, as the case may be, thereafter to be issued as may be appropriate.

Section 9.04Opinion of Counsel to Be Given to Trustee.  In the case of any such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 9.

ARTICLE 10

parent guarantee

Section 10.01Applicability of Article 16 of the Base Indenture.  Article 16 of the Base Indenture shall apply to the Securities; provided that all references therein to “payment” or “amount payable” (or words or phrases of similar import), including payment “in cash”, shall include the delivery of the Settlement Amount due upon any exchange of Securities hereunder as provided in Article 4 hereof; provided, further, that the provisions relating to the release of the Guarantor specified in Section 1611 of the Base Indenture shall not be applicable with respect to the Securities.

ARTICLE 11

MISCELLANEOUS

Section 11.01Effect on Successors and Assigns.  Notwithstanding Section 110 of the Base Indenture, all agreements of the Company, the Guarantor, the Trustee, the Security Registrar, the Paying Agent and the Exchange Agent in the Indenture and the Securities will bind their respective successors.

Section 11.02Governing Law.  THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE GUARANTEE.

Section 11.03No Security Interest Created.  Nothing in the Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04Benefits of Supplemental Indenture.  Notwithstanding anything to the contrary in Section 110 of the Base Indenture, nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Exchange Agent, any Security Registrar or their successors hereunder or the

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Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 11.05Calculations.  Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Securities.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Shares, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, accrued interest payable on the Securities and the Exchange Rate.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities.  The Company shall provide a schedule of its calculations to each of the Trustee and the Exchange Agent, and each of the Trustee and Exchange Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder upon the request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate the Exchange Rate, the Company will do so to the nearest 1/10,000th of a Common Share.

Section 11.06Execution in Counterparts.  This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.07Notices.  The Company, the Guarantor or the Trustee, by notice given to the other in the manner provided in Section 105 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Sections 105 and 106 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Security Registrar and the Exchange Agent.  Each notice to the Trustee, the Paying Agent, the Security Registrar and the Exchange Agent shall be sufficiently given if in writing and mailed, first‑class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Security Registrar or the Exchange Agent, as the case may be, to the Company.

Section 11.08Ratification of Base Indenture.  The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided.  For the avoidance of doubt, each of the Company, the Guarantor and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 11.09The Trustee.  The recitals in this Supplemental Indenture are made by the Company and the Guarantor only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and

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duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 11.10No Recourse Against Others.  No trustee, director, officer, employee, incorporator or shareholder of the Company or the Guarantor shall have any liability for any obligations of the Company or the Guarantor under the Securities, the Guarantee, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder, by accepting a Security, waives and releases all such liability.  The waiver and release are part of the consideration for issuance of the Securities.

[Remainder of the page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

PENNYMAC CORP., as Issuer

By:	/s/ David A. Spector Name: David A. Spector Title: President and Chief Executive Officer

PENNYMAC MORTGAGE INVESTMENT TRUST, as Guarantor

By:	/s/ David A. Spector Name: David A. Spector Title: President and Chief Executive Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Lawrence M. Kusch Name: Lawrence M. Kusch Title: Vice President

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SCHEDULE A

The following table sets forth the number of Additional Shares per $1,000 principal amount of Securities by which the Exchange Rate shall be increased pursuant to Section 4.06 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$22.67	$24.00	$24.94	$26.00	$27.00	$28.00	$29.00
November 7, 2019	4.0101	2.8639	1.9182	1.0711	0.4757	0.0949	0.0001
November 1, 2020	4.0101	2.8778	1.9232	1.0709	0.4740	0.0940	0.0001
November 1, 2021	4.0101	2.8622	1.8967	1.0405	0.4472	0.0793	0.0001
November 1, 2022	4.0101	2.7602	1.7862	0.9367	0.3650	0.0406	0.0001
November 1, 2023	4.0101	2.4834	1.4962	0.6750	0.1781	0.0001	0.0001
November 1, 2024	4.0101	1.5657	0.0000	0.0000	0.0000	0.0001	0.0001

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.  THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

[For Restricted Securities, include the following legend:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘SECURITIES ACT’’), AND THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXCHANGE OF THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF PENNYMAC CORP. THAT (A) THIS SECURITY AND THE COMMON SHARES ISSUABLE UPON EXCHANGE OF THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO PENNYMAC MORTGAGE INVESTMENT TRUST, PENNYMAC CORP. OR A SUBSIDIARY OF EITHER OF THE FOREGOING, (II) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

A‑1

No.:[  ]

CUSIP:70932A AC7

ISIN:US70932AAC71

Principal Amount $[  ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto]1

PENNYMAC CORP.
5.50% Exchangeable Senior Notes due 2024

PennyMac Corp., a Delaware corporation (the “Company”), promises to pay to [ ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[ ] [(as revised by the Schedule of Increases and Decreases in the Global Security attached hereto)]2 on November 1, 2024 (the “Maturity Date”).

Interest Payment Dates:  May 1 and November 1, beginning on May 1, 2020.

Regular Record Dates:  April 15 and October 15.

Additional provisions of this Security are set forth on the other side of this Security.

[1]	Include for Global Securities only.
[2]	Include for Global Securities only.

A‑2

IN WITNESS WHEREOF, the Company has caused this instrument to be duly signed.

PENNYMAC CORP.

Attest: Name: Title:	By: Name: Title: Dated:

A‑3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

The Bank of New York Mellon Trust Company, N.A., as Trustee, certifies that this is one of the Securities referred to in the within‑mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	Authorized Signatory

Dated:

A‑4

[FORM OF REVERSE OF SECURITY]

PENNYMAC CORP.
5.50% Exchangeable Senior Notes due 2024

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under a Senior Debt Indenture dated as of April 30, 2013 (herein called the “Base Indenture”), and as supplemented by the Second Supplemental Indenture, dated as of November 7, 2019 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and among the Company, PennyMac Mortgage Investment Trust, herein called the “Guarantor”, and The Bank of New York Mellon Trust Company, N.A., herein called the “Trustee,” and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is not subject to redemption at the option of the Company prior to the Maturity Date and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $1,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right to exchange this Security or a portion of this Security at the applicable Exchange Rate, (1) prior to the Close of Business on the Business Day immediately preceding August 1, 2024, only upon satisfaction of certain conditions and, (2) on or after August 1, 2024, at its option at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, such that the principal amount of this Security that is not exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof, for cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, and any cash payment in lieu of fractional shares determined in accordance with Article 4 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  The Indenture also

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contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company and the Guarantor with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon, any payment of the Fundamental Change Purchase Price or amounts due upon exchange on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price), interest on and the cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, and any cash payment in lieu of fractional shares due upon exchange of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount and having the notation of the Guarantee endorsed thereon, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

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Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.  If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

A‑7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM ‑ as tenants in common	UNIF GIFT MIN ACT ‑ Uniform Gifts to Minors Act
TEN ENT ‑as tenants by the entireties	CUST ‑ Custodian
JT TEN ‑ as joint tenants with right of survivorship and not as tenants in common
Additional abbreviations may also be used though not in the above list.

A‑8

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

A‑9

NOTATION OF GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor Person under the Indenture) has fully and unconditionally guaranteed, to the extent set forth in the Indenture, among the Company, the Guarantor and the Trustee and subject to the provisions in the Indenture and the terms of the Securities, (a) the due and punctual payment in full when due of the principal of, and interest on, the Securities, the Fundamental Change Purchase Price, the Settlement Amount, and all other amounts due and payable under the Indenture and the Securities by the Company and (b) in case of any extension of time of payment or renewal of any Obligations (with or without notice to the Guarantor), that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Maturity, by acceleration or otherwise. The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article 16 of the Base Indenture and Article 10 of the Supplemental Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, agrees to and shall be bound by such provisions.

PENNYMAC MORTGAGE INVESTMENT TRUST

Attest: Name: Title:	By: Name: Title:

A‑10

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:  PennyMac Corp.

The undersigned Holder of this Security hereby irrevocably exercises the option to exchange this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be exchanged equals $1,000 or an integral multiple of $1,000 in excess thereof) below designated, into cash, Common Shares or a combination of cash and Common Shares, at the Company’s election, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any Common Shares issuable and deliverable upon such exchange, together with and any cash in lieu of fractional shares, and any Securities representing any unexchanged principal amount hereof, be issued and/or delivered and/or paid, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be exchanged.  If any Common Shares are to be issued or any portion of this Security not exchanged are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be exchanged (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

A‑11

Fill in for registration of any Common Shares and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address

(including zip code number)

Social Security or other Taxpayer

Identifying Number

A‑12

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:  PennyMac Corp.

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from PennyMac Corp. (the “Company”) as to the occurrence of a Fundamental Change and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $1,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):

NOTICE:  The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

A‑13

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitute(s) and appoint(s) ______________ agent to transfer the said Security on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the Security, the undersigned confirm(s) that such Security is being transferred:

o	to PennyMac Corp., PennyMac Mortgage Investment Trust or a subsidiary of PennyMac Corp., or PennyMac Mortgage Investment Trust;
o	to a person whom the undersigned reasonably believes is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A;
o	pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available); or
o	pursuant to an effective registration statement under the Securities Act,

in each of the above cases, in accordance with any applicable securities laws of any state of the United States.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof.

Dated:____________________

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program

Signature Guarantee

A‑14